Exhibit 99.1

Baldwin Reports FY05 Second Quarter Results

    Business Editors

    SHELTON, Conn.--(BUSINESS WIRE)--Jan. 27, 2005--Baldwin Technology Company, Inc. (AMEX:BLD) today reported financial results for its second quarter and six months ended December 31, 2004.
    Net sales for the second quarter were $41,232,000, an increase of 4.5% from $39,443,000 for the comparable quarter in the prior year. Excluding the effects of currency translation, sales for the quarter were essentially flat year over year. Net income for the second quarter was $788,000 or $0.05 per diluted share, down from $1,224,000 or $0.08 per diluted share for the second quarter of last year. However, the prior year's second quarter income before taxes of $2,014,000 included approximately $1,100,000 of a favorable impact from foreign exchange gains primarily associated with the company's then outstanding debt.
    Net sales for the six months ended December 31, 2004 of $81,229,000 represented an increase of approximately 10% from $73,954,000 for the comparable period in the prior year. Excluding the effects of currency translation, net sales grew by about 4% for the six-month period. Year to date net income was $1,507,000 or $0.10 per diluted share compared to $1,903,000 or $0.13 per diluted share for the six months ended December 31, 2003. The prior year's six months income before taxes of $3,176,000 included approximately $1,600,000 of the aforementioned favorable gain associated with the company's then outstanding debt.
    Vijay C. Tharani, Vice President and Chief Financial Officer, commented: "While we were pleased with the orders, sales, and backlog levels achieved in our second quarter and first half, we were not pleased with other aspects of our performance such as operating margins and inventory levels. These areas are being given significant management time and attention as we go into the second half of our fiscal year."
    Gerald A. Nathe, Chairman, President and Chief Executive Officer, added: "Baldwin's first half orders of $86,794,000 increased our backlog to $50,488,000 on December 31, 2004, up from $44,923,000 on
June 30, 2004. While pricing and cost pressures have kept the Company's markets competitive and challenging, particularly in the Americas, our operations in Asia and Europe continue to perform well."

    Baldwin plans to review its second quarter results and discuss its business outlook during a conference call today beginning at 11:00 a.m. EST. Call in information is available on the Company's web site at www.baldwintech.com under the Investor Relations section. Interested investors are encouraged to log onto the web site and either participate in the call or access the webcast of the call. Participating in the call will be Baldwin's Chairman, President and Chief Executive Officer, Gerald A. Nathe, as well as its Chief Financial Officer, Vijay C. Tharani.



                   Baldwin Technology Company, Inc.
              Condensed Consolidated Statements of Income
           (Unaudited, in thousands, except per share data)

                                                     Quarter ended
                                                      December 31,
                                                  2004        2003
                                                ----------  ----------
Net Sales                                      $   41,232  $   39,443
Cost of Goods Sold                                 28,525      26,646
                                                ----------  ----------
Gross Profit                                       12,707      12,797
Operating Expenses                                 11,446      11,290
Restructuring Charges                                   0          43
                                                ----------  ----------
Operating Income                                    1,261       1,464
Interest Expense                                      571       1,418
Interest (Income)                                     (30)        (30)
Other (Income), net                                  (626)     (1,938)
                                                ----------  ----------
Income before income taxes                          1,346       2,014
Provision for income taxes                            558         790
                                                ----------  ----------
Net income                                     $      788  $    1,224
                                                ==========  ==========
Net income per share - basic and diluted       $     0.05  $     0.08
                                                ==========  ==========
Weighted average shares outstanding - basic        14,901      15,015
                                                ==========  ==========
Weighted average shares outstanding - diluted      15,319      15,245
                                                ==========  ==========

                                                  Six Months ended
                                                     December 31,
                                               -----------------------
                                                  2004        2003
                                                ----------  ----------
Net Sales                                      $   81,229  $   73,954
Cost of Goods Sold                                 56,431      50,388
                                                ----------  ----------
Gross Profit                                       24,798      23,566
Operating Expenses                                 22,137      20,847
Restructuring Charges                                   0         425
                                                ----------  ----------
Operating Income                                    2,661       2,294
Interest Expense                                    1,523       2,355
Interest (Income)                                     (53)        (56)
Other (Income), net                                (1,393)     (3,181)
                                                ----------  ----------
Income before income taxes                          2,584       3,176
Provision for income taxes                          1,077       1,273
                                                ----------  ----------
Net income                                     $    1,507  $    1,903
                                                ==========  ==========
Net income per share - basic and diluted       $     0.10  $     0.13
                                                ==========  ==========
Weighted average shares outstanding - basic        14,887      15,015
                                                ==========  ==========
Weighted average shares outstanding - diluted      15,335      15,130
                                                ==========  ==========



                   Baldwin Technology Company, Inc.
                 Condensed Consolidated Balance Sheets
                       (In thousands, unaudited)

                                            December 31,    June 30,
Assets                                         2004          2004
                                            ------------  ------------
 Cash and equivalents                      $     12,667  $     12,008
 Trade Receivables                               38,713        37,725
 Inventory                                       27,778        24,998
 Prepaid expenses and other                       5,689         5,921
                                            ------------  ------------
Total Current Assets                             84,847        80,652
Property, plant and equipment, net                4,672         4,540
Intangible assets                                14,387        13,363
Other assets                                     17,519        16,716
                                            ------------  ------------
Total assets                                    121,425       115,271
                                            ============  ============

Current liabilities
 Loans payable                                    2,929         2,757
 Current portion of long-term debt                1,131        20,523
 Other current liabilities                       49,841        48,998
                                            ------------  ------------
Total current liabilities                        53,901        72,278
Long-term debt                                   22,947         1,794
Other long-term liabilities                       7,242         6,732
                                            ------------  ------------
Total liabilities                                84,090        80,804
                                            ------------  ------------

Shareholders' equity                       $     37,335  $     34,467
                                            ------------  ------------

Total liabilities and shareholders' equity $    121,425  $    115,271
                                            ============  ============


    CAUTIONARY STATEMENT--This Release may contain statements regarding expected future order, backlog and sales rates, operating margins and profitability or other statements, which may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to the Company's Form 10-K Report for the fiscal year ended June 30, 2004.

    CONTACT: Baldwin Technology Company, Inc.
             Helen Oster, 203-402-1004